POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Timothy R. Harvey, Mary C. O'Connor and Joyce

A. Hall, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the

undersigned's behalf, and submit to the U.S. Securities and

Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make

electronic filings with the SEC of reports required by Section

16(a) of the Securities Exchange Act of 1934 or any rule or

regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of

Columbus McKinnon Corporation (the "Company"), Forms 3, 4,

and 5 in accordance with Section 16(a) of the Securities

Exchange Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for and on behlaf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any

amendment or amendments thereto, and timely file such form

with the SEC and any stock exchagne or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents

executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact

full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be

done in the exercise of any of the rights and powers herein

granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of

substitution or revocation, hereby ratifying and confirming

all that such attorney-in-fact, or such attorney-in-fact's

substitute or substitutes, shall lawfully do or cause to be

done by virtue of this power of attorney and the rights and

powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at

the request of the undersigned, are not assuming, nor is the

Company assuming, any of the undersigned's responsibilities

to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,

4, and 5 with respect to the undersigned's holdings of and

transactions in securities issued by the Company, unless

earlier revoked by the undersigned in a signed writing

delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power

of Attorney to be executed as of the 12th day of May, 2008.

                              /s/ Karen L. Howard